As filed with the Securities and Exchange Commission on October 12, 2021.
File No. 001-40853

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 1
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
Kyndryl Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware	86-1185492
(State or Other Jurisdiction of Incorporation or Organization)	(IRS employer identification number)
One Vanderbilt Avenue, 15th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)
212-896-2098
(Registrant’s telephone number)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

KYNDRYL HOLDINGS, INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10
This Registration Statement on Form 10 incorporates by reference information contained in the information statement filed herewith as Exhibit 99.1.
Item 1.   Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.   Risk Factors.
The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Those sections are incorporated herein by reference.
Item 2.   Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 3.   Properties.
The information required by this item is contained under the section of the information statement entitled “Business — Properties.” That section is incorporated herein by reference.
Item 4.   Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.   Directors and Executive Officers.
The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.
Item 6.   Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Director Compensation,” “Compensation Discussion and Analysis.” Those sections are incorporated herein by reference.
Item 7.   Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.   Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business — Legal Proceedings.” That section is incorporated herein by reference.
Item 9.   Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Spin-Off” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.
Item 10.   Recent Sales of Unregistered Securities.
The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock — Sale of Unregistered Securities.” That section is incorporated herein by reference.
Item 11.   Description of Registrant’s Securities to Be Registered.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Spin-Off” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.
Item 12.   Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock — Limitation on Liability of Directors and Indemnification of Directors and Officers.” That section is incorporated herein by reference.
Item 13.   Financial Statements and Supplementary Data.
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements,” “Index to Combined Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 14.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15.   Financial Statements and Exhibits.
(a) Financial Statements
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Combined Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b) Exhibits
The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement, by and between International Business Machines Corporation and the registrant*
3.1	Form of Amended and Restated Certificate of Incorporation of the registrant*
3.2	Form of Amended and Restated Bylaws of the registrant*
10.1	Form of Transition Services Agreement, by and between International Business Machines Corporation and the registrant*+
10.2	Form of Tax Matters Agreement, by and between International Business Machines Corporation and the registrant*
10.3	Form of Employee Matters Agreement, by and between International Business Machines Corporation and the registrant*
10.4	Form of Intellectual Property Agreement, by and between International Business Machines Corporation and Kyndryl, Inc.*
10.5	Form of Real Estate Matters Agreement, by and between International Business Machines Corporation and the registrant*
10.6	Form of IBM International Client Relationship Agreement, by and between International Business Machines Corporation and Kyndryl, Inc.*+
10.7	Form of Master Subcontracting Framework Agreement, by and between International Business Machines Corporation and Kyndryl, Inc.*+
10.8	Form of Stockholder and Registration Rights Agreement,by and between International Business Machines Corporation and Kyndryl Holdings, Inc.*
10.9	Form of Kyndryl 2021 Long-Term Performance Plan*
10.10	Forms of LTPP equity award agreements for (i) stock options, restricted stock, restricted stock units, cash-settled restricted stock units and (ii) retention restricted stock unit awards*
10.11	Form of LTPP equity award agreement for performance share units*
10.12	Form of Terms and Conditions of LTPP equity award agreements*
10.13	Offer Letter by and between International Business Machines Corporation and Martin Schroeter, dated January 2, 2021, the LTPP performance share unit award agreement, dated February 1, 2021, and the related terms and conditions document, effective December 15, 2020, and the noncompetition agreement, dated January 3, 2021
10.14	Offer Letter by and between International Business Machines Corporation and David Wyshner, dated July 23, 2021, and the noncompetition agreement, dated July 25, 2021
10.15	Offer Letter by and between International Business Machines Corporation and Elly Keinan,
dated March 1, 2021, the LTPP performance share unit award agreement, dated April 1,
2021, andthe related terms and conditions document, effective March 1, 2021, the Executive
Sign-on Repayment Agreement and the noncompetition agreement, dated March 2, 2021
10.16	Offer Letter by and between International Business Machines Corporation and Maryjo
Charbonnier, dated May 28, 2021, the LTPP performance share unit award agreement, dated
August 2, 2021, and the related terms and conditions document, effective March 1, 2021, the
LTPP retention restricted stock unit award agreement, dated August 2, 2021, and the related terms and conditions document, effective June 1, 2020, the Executive Sign-on Repayment
Agreement and the noncompetition agreement, dated June 1, 2021
10.17	LTPP performance share unit award agreement for Edward Sebold, dated May 3, 2021, and the related terms and conditions document, effective May 1, 2021, and the noncompetitionagreement, dated April 25, 2012
10.18	Form of Kyndryl Excess Plan*
21.1	Subsidiaries of the registrant*
99.1	Preliminary Information Statement
99.2	Form of Notice of Internet Availability of Information Statement Materials

*
Previously filed.

+
Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
KYNDRYL HOLDINGS, INC.
By:	/s/ Simon J. Beaumont
Name: Simon J. Beaumont
Title: President
Date: October 12, 2021